SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Webster Financial Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________

    2) Form, Schedule or Registration Statement No.: ___________________________

    3) Filing Party: __________________________________________________________

    4) Date Filed: _____________________________________________________________

                                WEBSTER FINANCIAL
                                   CORPORATION
                                     [LOGO]

                                                                  March 19, 1998

TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                  You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") to be held on Thursday, April 23, 1998, at 4:00 p.m., local time, at the Sheraton Four Points Hotel, 3580 East Main Street, Waterbury, Connecticut 06705.

                  At the Annual Meeting,  Webster's  shareholders will be asked:
(i) to elect three directors, each to serve for a three-year term; (ii) to amend Webster's 1992 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 700,000 shares, to increase the number of shares subject to options that may be granted to any officer or other employee during any calendar year and to extend the term of the Plan to February 23, 2008; (iii) to approve the material terms of Webster's Qualified Performance-Based Compensation Plan; (iv) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of Webster for the year ending December 31, 1998; and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                  The Board of Directors unanimously recommends that you vote FOR the election of all the Board's three nominees for election as directors and FOR each of the other proposals listed above. You are encouraged to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 1997 annual report to shareholders.

                  It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                  MATTERS TO BE ADDRESSED AT THE ANNUAL MEETING ARE SEPARATE AND DISTINCT FROM MATTERS TO BE ADDRESSED AT THE SPECIAL MEETING OF WEBSTER'S SHAREHOLDERS IN EARLY APRIL. YOU ARE URGED TO READ THE ENCLOSED MATERIALS CAREFULLY AND TO RETURN THE ENCLOSED PROXY CARD FOR THE ANNUAL MEETING WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.

                                            Sincerely,


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1998

                               -------------------


TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 23, 1998, at 4:00 p.m., local time, at the Sheraton Four Points Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, for the following purposes:

                  1. Election of Directors. To elect three directors, each to serve for a three-year term (Proposal 1);

                  2. Amendment of 1992 Stock Option Plan. To amend Webster's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder, to increase the number of shares subject to options that may be granted to any officer or other employee during any calendar year and to extend the term of the Plan (Proposal 2);

                  3. Approval of Qualified Performance-Based  Compensation Plan.
To  approve  the  material  terms  of  Webster's   Qualified   Performance-Based
Compensation Plan (Proposal 3);

                  4. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Webster for the fiscal year ending December 31, 1998 (Proposal 4); and

                  5. Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                  The Board of Directors has fixed the close of business on March 4, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

Waterbury, Connecticut
March 19, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                                -----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1998

                                -----------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

                  This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its board of directors (the "Board of Directors" or the "Board") from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 23, 1998, at 4:00 p.m., local time, at the Sheraton Four Points Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, (the "Annual Meeting") and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 19, 1998.

                  The Annual Meeting has been called for the following purposes:
(i) to elect three directors,  each to serve for a three-year term (Proposal 1);
(ii) to amend Webster's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder by 700,000 shares, to increase the number of shares subject to options that may be granted to any officer or other employee during any calendar year and to extend the term of the Plan to February 23, 2008 (Proposal 2); (iii) to approve the material terms of Webster's Qualified Performance-Based Compensation Plan (Proposal 3); (iv) to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Webster for the year ending December 31, 1998 (Proposal
4); and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                  If the enclosed form of proxy is properly executed and returned to Webster in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS, FOR AMENDMENT OF WEBSTER'S 1992 STOCK OPTION PLAN, FOR APPROVAL OF THE MATERIAL TERMS OF WEBSTER'S QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF WEBSTER'S INDEPENDENT AUDITORS. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.

                  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted by delivering a written notice of revocation or a duly executed proxy bearing a later date to James M. Sitro, Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, or by attending the Annual Meeting and voting in person.

                  The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses incurred in that connection. Webster also has retained D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $4,000, plus reimbursement of certain out-of-pocket expenses.

                  The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 4, 1998 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 4,791 holders of record of the 13,672,899 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

                  The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of a majority of the votes cast is required to approve the amendment of Webster's
1992 Stock Option Plan, to approve the material terms of Webster's Qualified Performance-Based Compensation Plan and to ratify the appointment of the Corporation's independent auditors. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                  A copy of the annual report to shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 1997 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO JAMES M. SITRO, VICE PRESIDENT, INVESTOR RELATIONS, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

                  At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

                  The Board of Directors currently consists of 11 members, and is divided into three classes, one of which is composed of three directors and two of which are composed of four directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

                  Under the terms of Webster's proposed acquisition of Eagle Financial Corp., Webster will invite three former Eagle directors, Messrs. Richard H. Alden, George T. Carpenter and John F. McCarthy, to serve as members of the Board of the Corporation. Under the terms of Webster's January 1997 acquisition of DS Bancor, Inc. ("DS Bancor"), Webster added two former DS Bancor directors, Messrs. Apicella and DiAdamo, to serve on the Board of the Corporation for terms expiring in 1999 and 1998, respectively. Webster also agreed that one of the two former DS Bancor directors will be renominated when his term expires. Mr. DiAdamo has been renominated by the Board of Directors for election at the Annual Meeting.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

                  The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster whose offices continue beyond the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 31, 1997, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.

                                                                                        POSITIONS HELD WITH
DIRECTOR NOMINEES FOR A                   AGE AT            DIRECTOR       EXPIRATION       WEBSTER AND
THREE-YEAR TERM:                    DECEMBER 31, 1997        SINCE          OF TERM        WEBSTER BANK
---------------                     -----------------        -----          -------        ------------
Joel S. Becker                              49                1986            1998         Director

Harry P. DiAdamo, Jr.                       54                1997            1998         Director

James C. Smith                              48                1986            1998         Chairman,
                                                                                           President, Chief
                                                                                           Executive Officer
                                                                                           and Director

CONTINUING DIRECTORS:
--------------------

Achille A. Apicella                         54                1997              1999       Director

O. Joseph Bizzozero, Jr.                    63                1986              2000       Director

John J. Crawford                            53                1996              2000       Director

Robert A. Finkenzeller                      47                1986              2000       Director

Walter R. Griffin                           76                1987              1999       Director

J. Gregory Hickey                           68                1994              1999       Director

C. Michael Jacobi                           55                1993              1999       Director

Sister Marguerite Waite, C.S.J.             59                1990              2000       Director

                  ACHILLE A. APICELLA is President of Apicella, Testa & Company P.C., a certified public accounting firm in Shelton, Connecticut. He served as a director of DS Bancor and Derby Savings Bank, which were acquired by Webster in January 1997.

                  JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., Waterbury, Connecticut.

                  O. JOSEPH BIZZOZERO, JR. is a practicing physician and the President of Bizzozero Assoc. P.C. (since September 1996). Prior to September 1996, he was the President and Chief Executive Officer of the BCB Medical Group. Dr. Bizzozero has been affiliated with Waterbury Hospital since 1969. He is also an Associate Clinical Professor of Medicine at the Yale University School of Medicine.

                  JOHN J. CRAWFORD is President and Chief Executive Officer of the South Central Connecticut Regional Water Authority. Since October 1990, Mr. Crawford has been President, Chief Executive Officer and a director of Aristotle Corporation, New Haven, Connecticut (a manufacturer of women's apparel since
1994). From 1990 until October 1992, Mr. Crawford was President and Chief Executive Officer of First Constitution Bank, which was acquired by Webster Bank in October 1992. Subsequent to that acquisition and until April 1996, Mr. Crawford served as a consultant to Webster Bank.

                  HARRY P. DIADAMO, JR. served as President and Chief Executive Officer of DS Bancor and Derby Savings Bank, which were acquired by Webster in January 1997.

                  ROBERT A. FINKENZELLER is President of Eyelet Crafters, Inc., a Waterbury-based company which manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields.

                  WALTER R. GRIFFIN is a principal of Griffin, Griffin & O'Brien, P.C., in Waterbury, Connecticut. Griffin, Griffin & O'Brien, P.C. serves as Webster's and Webster Bank's general counsel.

                  J. GREGORY HICKEY is the retired Managing Partner of the Hartford office of Ernst & Young, LLP, an independent auditing firm.

                  C. MICHAEL JACOBI is President, Chief Executive Officer and a director of Timex Corporation, Middlebury, Connecticut, a manufacturer of timepieces. Mr. Jacobi served as Vice President of Marketing and Sales of Timex Corporation from 1981 to 1992. He became Executive Vice President and Chief Operating Officer in April 1992, President and Chief Operating Officer in December 1992, and President and Chief Executive Officer in December 1993.

                  JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. He joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith is a director of MacDermid, Incorporated, Waterbury, Connecticut, a manufacturer and wholesaler of specialty chemicals.

                  SISTER MARGUERITE WAITE, C.S.J., is President, Chief Executive Officer and Treasurer of St. Mary's Hospital, Waterbury, Connecticut. Prior to her election as President in 1986, Sister Marguerite Waite was Vice President and Chief Operating Officer of St. Mary's Hospital.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

                  The Board of Directors has appointed a standing Audit Committee that conducted four meetings during 1997. The Audit Committee oversees the Corporation's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. The members of the Audit Committee currently are Messrs. Crawford (Chairman), Apicella, Hickey and Jacobi.

                  The Board of Directors also has appointed a Personnel Resources Committee that reviews employee compensation on an annual basis and makes recommendations to the full Board regarding compensation. The Personnel Resources Committee also makes recommendations to the Stock Option Committee concerning long-term incentive awards. All recommendations of the Personnel Resources Committee regarding the compensation of executive officers (other than long-term incentive awards) are approved by Webster's Board of Directors which has ultimate responsibility over such matters. During 1997, the Personnel Resources Committee held two meetings. The members of the Personnel Resources Committee currently are Mr. Becker (Chairman), Dr. Bizzozero, Mr. Finkenzeller and Sister Marguerite Waite.

                  The Stock Option Committee makes final determinations concerning the granting of stock options under Webster's 1992 Stock Option Plan and administers Webster's Performance Incentive Plan. If Webster's shareholders approve the material terms of the Qualified Performance-Based Compensation Plan, the Stock Option Committee also will administer that plan. During 1997, the Stock Option Committee held six meetings. The members of the Stock Option Committee, which consists of all disinterested non-employee directors of the Corporation, are Messrs. Becker (Chairman) and Apicella, Dr. Bizzozero, Messrs. Crawford, DiAdamo, Finkenzeller, Hickey and Jacobi and Sister Marguerite Waite.

                  During 1997, Webster held eleven meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that such individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that such individual served.

                  The Board has appointed a Corporate Governance Committee to make initial recommendations to the full Nominating Committee. The members of the Corporate Governance Committee are Messrs. Smith (Chairman), DiAdamo, Griffin and Jacobi.

                  The Board of Directors acts as the full Nominating Committee for selecting nominees for election as directors. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on March 2, 1998 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the "1934 Act") with the SEC on March 4, 1998. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS

                  The following table sets forth certain information with respect to the five highest paid executive officers of Webster, each of whom is elected to serve for a one-year period. Each such officer currently holds the same positions with Webster Bank and serves pursuant to an employment agreement with Webster and Webster Bank. See "Management -- Employment Agreements."

                              AGE AT                POSITIONS HELD WITH WEBSTER
     NAME                DECEMBER 31, 1997              AND WEBSTER BANK
     ----                -----------------              ----------------

James C. Smith                   48           Chairman, President, Chief Executive Officer
                                                and Director

John V. Brennan                  45           Executive Vice President, Chief Financial Officer
                                                and Treasurer

William T. Bromage               52           Executive Vice President -- Business Banking

Peter K. Mulligan                53           Executive Vice President -- Consumer and Small
                                                Business Banking

Ross M. Strickland               48           Executive Vice President -- Mortgage Banking

                  Information concerning the principal occupation of these executive officers of Webster and Webster Bank during at least the last five years is set forth below.

                  JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975 and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986.

                  JOHN V. BRENNAN is Executive Vice President, Chief Financial Officer and Treasurer of Webster and Webster Bank. Mr. Brennan, a certified public accountant, joined Webster Bank in 1986 as Senior Vice President and Treasurer. He was elected Chief Financial Officer in 1990 and Executive Vice President in 1991. Prior to joining Webster Bank, he was a senior manager with the accounting firm of KPMG Peat Marwick LLP.

                  WILLIAM T. BROMAGE is Executive Vice President -- Business Banking of Webster and Webster Bank, positions he has held since May 1996. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1994 to 1995. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

                  PETER K. MULLIGAN is Executive Vice President -- Consumer and Small Business Banking of Webster and Webster Bank, positions he has held since employment in 1995. Prior to joining Webster Bank, he was the Director of Product Management, Retail Sales and Insurance at The Bank of Boston, and served as the Executive Vice President of the Banking Division at The Society for Savings, Hartford, Connecticut from 1988 until 1992. Society was acquired by The Bank of Boston in 1992.

                  ROSS M. STRICKLAND is Executive Vice President -- Mortgage Banking of Webster and Webster Bank, positions he has held since his employment in 1991. Prior to joining Webster

Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

EXECUTIVE COMPENSATION

                  The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 1997, 1996 and 1995 to the Chief Executive Officer of Webster and to each of the four most highly compensated executive officers of Webster other than the Chief Executive Officer serving at December 31, 1997 ("the named executive officers").

                                            SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                    COMPENSATION AWARDS
                                                                                    -------------------
                                                   ANNUAL COMPENSATION          SECURITIES           ALL
      NAME AND                                     -------------------          UNDERLYING          OTHER
PRINCIPAL POSITIONS                 YEAR          SALARY       BONUS (a)        OPTIONS (#)    COMPENSATION (b)
-------------------                 ----          ------       ---------        -----------    ----------------
 James C. Smith                     1997        $475,000         $639,739         22,000            $41,388
  Chairman, President,              1996         390,000          627,724(c)      20,750             39,850
  Chief Executive Officer           1995         330,000          198,000         50,000             22,044
  and a Director

 John V. Brennan                    1997         203,462          231,340          7,300             26,503
  Executive Vice President,         1996         170,000          177,488          6,100             26,140
  Chief Financial Officer and       1995         155,000           77,500          6,000             16,517
  Treasurer

 William T. Bromage                 1997         180,000           98,500          6,000             20,471
  Executive Vice President          1996         146,537               --         12,500                 --
   -- Business Banking              1995              --               --             --                 --

 Peter K. Mulligan                  1997         170,000           93,100          6,000             23,044
  Executive Vice President --       1996         156,904          106,100          6,100             17,477
  Consumer and Small Business       1995          95,846           33,600         11,000                 --
  Banking

 Ross M. Strickland                 1997         170,000          242,634          6,000             25,138
  Executive Vice President          1996         160,000          150,492          6,000             25,686
  -- Mortgage Banking               1995         155,000           51,600         11,500             16,296

---------------------------

(a) Cash bonuses awarded to the named executive officers for fiscal 1997 were composed of one or more of the following components: (i) a bonus paid pursuant to Webster's EVA Incentive Plan, (ii) a restricted stock-related bonus and, in the case of Mr. Strickland, (iii) a special bonus. Mr. Smith was awarded an EVA bonus of $346,700 and a restricted stock-related bonus of $293,039. Mr. Brennan was awarded an EVA bonus of $115,000 and a restricted stock-related bonus of $116,340. Mr. Bromage and Mr. Mulligan were awarded EVA bonuses of $98,500 and $93,100, respectively. Mr. Strickland was awarded an EVA bonus of $93,100, a restricted stock-related bonus of $139,534 and a special bonus of $10,000. The EVA Incentive Plan and the general terms thereof are described below in "Personnel Resources Committee Report on Executive Compensation -- The Economic Value Added Incentive Plan."

(b) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), cash dividends paid on restricted stock, and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. For 1997 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Brennan, Mulligan and Strickland were $4,750 each. Mr. Bromage received a matching contribution of $2,492. In addition, for 1997, Messrs. Smith, Brennan, Bromage, Mulligan and Strickland were allocated 270 shares each pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $17,979. In 1997, Messrs. Smith, Brennan and Strickland received cash dividends on restricted stock of $9,453, $2,536 and $2,094, respectively. In 1997, Webster Bank also allocated $9,206, $1,238, $315 and $315 to the supplemental matching contributions accounts of Messrs. Smith, Brennan, Mulligan and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan.

(c) Includes the value of 7,954 shares of restricted stock with a market value of $300,562 as of December 31, 1996 awarded to Mr. Smith in lieu of a cash payment pursuant to Webster's Performance Incentive Plan. The value of each share of the restricted stock granted to Mr. Smith under the Performance Incentive Plan was valued at $37.7875, which reflects the average price of Webster's Common Stock during the last five trading days of fiscal year 1996.

                  Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1997, none of the executive officers elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

                  The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 1997.

                                        OPTION GRANTS DURING 1997

                                           INDIVIDUAL GRANTS (a)
                           -------------------------------------------------------        POTENTIAL REALIZABLE
                            NUMBER OF       % OF TOTAL                                       VALUE AT ASSUMED
                            SECURITIES       OPTIONS                                       ANNUAL RATES OF STOCK
                            UNDERLYING      GRANTED TO                                    PRICE APPRECIATION FOR
                             OPTIONS        EMPLOYEES        EXERCISE   EXPIRATION          FOR OPTION TERM
NAME                         GRANTED      IN FISCAL YEAR      PRICE        DATE             ---------------
----                         -------      --------------      -----        ----              5%           10%
                                                                                         ----------    ---------
James C. Smith.............  22,000 (b)       13.07%         $63.50    Dec. 15, 2007     $995,032      $2,411,911

John V. Brennan............   7,300 (b)        4.34%         $63.50    Dec. 15, 2007     $330,170        $800,316

William T. Bromage.........   6,000 (b)        3.56%         $63.50    Dec. 15, 2007     $271,372        $657,794

Peter K. Mulligan..........   6,000 (b)        3.56%         $63.50    Dec. 15, 2007     $271,372        $657,794

Ross M. Strickland.........   6,000 (b)        3.56%         $63.50    Dec. 15, 2007     $271,372        $657,794

-------------------

(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances, including a "change in control" of Webster or Webster Bank.

(b) Options will become exercisable in full after three years following the date of grant.

OPTION EXERCISES AND HOLDINGS

                  The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 1997 and the value of all unexercised options held by each of such individuals at December 31, 1997.

                                        AGGREGATED OPTION EXERCISES IN 1997
                                         AND FISCAL YEAR-END OPTION VALUES
                                                                                                       VALUE OF
                                                                       NUMBER OF                     UNEXERCISED
                            NUMBER OF                             SECURITIES UNDERLYING              IN-THE-MONEY
                             SHARES                             UNEXERCISED OPTIONS AT               OPTIONS AT
                            ACQUIRED          VALUE               DECEMBER 31, 1997             DECEMBER 31, 1997
         NAME              ON EXERCISE      REALIZED (a)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (b)
         ----              -----------      ------------      -------------------------     -----------------------------
James C. Smith........         --                 --               120,218/33,532               $5,245,528/$534,850
John V. Brennan.......      3,300           $188,775                28,232/15,418               $1,364,733/$325,522
William T. Bromage....         --                 --                    --/18,500                       $0/$392,063
Peter K. Mulligan.....         --                 --                 8,982/14,118                 $323,709/$317,247
Ross M. Strickland....         --                 --                28,652/15,468               $1,379,530/$396,116

-------------------

(a) Based on the market value of Common Stock at date of exercise, less the exercise price.

(b) Based on the market value of Common Stock at December 31, 1997, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

                  Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

                  Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. Benefits may not, in general, be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

                  The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan") for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $160,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a maximum of $130,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Management -- Executive Compensation -- Summary Compensation Table."

                  The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Brennan, Bromage, Mulligan and Strickland are $98,290, $86,470, $47,730, $46,510 and $74,500,
respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Brennan, Bromage, Mulligan and Strickland under the Supplemental Plan are $183,280, $39,500, $6,120, $15,460 and $23,790,
respectively.

COMPENSATION OF DIRECTORS

                  During 1997, each non-employee director of Webster received an annual retainer of 355 shares of Webster Common Stock with an aggregate value of $12,000 at the date of grant, pursuant to the Directors' Retainer Fees Plan adopted by shareholders at the 1996 Annual Meeting (the "Fees Plan"). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $12,000) divided by the average quarterly value as of the grant date, on an annual basis. The average quarterly value is based on the average of the closing prices of Common Stock of the four calendar quarters preceding the grant date, which is the date of each Annual Meeting of shareholders. A pro-rated retainer is paid to any director who is first elected to the Board or a subsidiary board other than at an Annual Meeting. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture. In addition, effective as of April 17, 1997, each non-employee director received $1,000 for each Board meeting attended and $500 for each committee meeting attended ($700 if a committee chairman). Non-employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

                  Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1997, only Mr. Griffin elected to defer compensation.

                  The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The 1992 Stock Option Plan was amended in 1994 with shareholder approval. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. The 1992 Stock Option Plan was amended in 1996 to provide that the number of options granted to non-employee directors upon election or re-election shall be 2,000 shares. A director elected to the Board for less than a three-year term will be entitled to an option for 2,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. Messrs. Becker and DiAdamo each will be granted options to purchase 2,000 shares upon reelection by the shareholders at the Annual Meeting. At the Annual Meeting, shareholders will consider an amendment to the 1992 Stock Option Plan. See "Proposed Amendment to 1992 Stock Option Plan."

EMPLOYMENT AGREEMENTS

                  Webster and Webster Bank entered into revised employment agreements with Messrs. Smith, Brennan, Bromage, Mulligan and Strickland effective January 1, 1998, as amended, which replaced the prior employment agreements with Messrs. Smith, Brennan, Mulligan and Strickland dated January 1, 1997 and the employment agreement with Mr. Bromage dated October 21, 1996. Webster also entered into change of control employment agreements with those officers effective December 15, 1997. James C. Smith serves as Chairman, President and Chief Executive Officer of both Webster and Webster Bank; Mr. Brennan serves as Executive Vice President, Treasurer and Chief Financial Officer of both Webster and Webster Bank; Mr. Bromage serves as Executive Vice President -- Business Banking of both Webster and Webster Bank; Mr. Mulligan serves as Executive Vice President -- Consumer and Small Business Banking of both Webster and Webster Bank; and Mr. Strickland serves as Executive Vice President -- Mortgage Banking of both Webster and Webster Bank.

                  Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile or an automobile allowance for business use. The employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. Those agreements will terminate upon the "Effective Date" of their respective change of control employment agreements (which are discussed below). The 1998 base salaries for Messrs. Smith, Brennan, Bromage, Mulligan and Strickland are $550,000, $235,000, $210,000, $200,000, and $195,000
respectively, which salaries may not be reduced under the employment agreements without the consent of the executive officer.

                  The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time during the term of an employment agreement. Unless the termination is for "cause" (as defined therein), such executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

                  If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

                  Under the change of control employment agreements, Webster and Messrs. Smith, Brennan, Bromage, Mulligan and Strickland, respectively, agreed that the employment of each executive officer would continue for a period of two years following the "Effective Date" under such agreements (the "Employment Period"). The "Effective Date" is generally the date on which a "change of control" (as defined below) of Webster occurs, except that, if the executive officer's employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the "change of control period" (defined as the two-year period ending on December 15, 1999, except that, beginning on December 15, 1998 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede such agreements.

                  During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and shall not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the EVA Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family will also be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

                  If the employment of the executive officer is terminated during the Employment Period by Webster without "cause" (as defined therein) and other than because of his "disability" (as defined therein) or by the executive officer with "good reason" (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of
(a) his base salary through the termination date to the extent not previously paid, (b) a prorated bonus (reflecting the number of days he was employed during the fiscal year) based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer's base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster will also be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer's employment had continued for at least three years after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

                  For purposes of the change of control employment agreements, a "change of control" means: (1) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors ("Voting Securities"), except that any such acquisition (a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the "Resulting Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

PERSONNEL RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Personnel Resources Committee of the Board of Directors comprises four non-employee directors. The Committee recommends to the full Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, and recommends to the Stock Option Committee, consisting of all disinterested non-employee directors, long-term incentive awards. All recommendations of the Personnel Resources Committee regarding executive officer compensation for the 1997 fiscal year were approved by the Board of Directors or the Stock Option Committee, as the case may be.

                  Set forth below is a report addressing Webster's compensation policies for fiscal year 1997 as they affected Webster's executive officers.

                  Compensation Policies for Executive Officers. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Personnel Resources Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operation, the financial condition, including earnings, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities at financial institutions comparable to Webster. The Personnel Resources Committee employs outside consultants and refers to published survey data in establishing compensation.

                  Relationship of Performance to Executive Compensation. Compensation paid to Webster's executive officers for 1997 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options) and participation in other Webster employee benefit plans. Webster did not make any awards of restricted stock or performance units for 1997. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and total return to shareholders. Generally, base salaries for executive officers are at the median of salaries paid for similar positions at other financial
institutions   comparable  to  Webster.   Short-term  and  long-term   incentive
compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and other goals. The value of long-term incentive compensation such as stock options is dependent primarily on the market price of Webster's Common Stock and the value of performance units is dependent on the return on average equity over a three year period. Webster's executive officers may earn lower total compensation than that for similar positions at financial institutions comparable to Webster should the Corporation not meet its goals, and they may earn higher than average total compensation than that for similar positions at financial institutions comparable to Webster when Webster meets or exceeds its goals. For 1997, the Personnel Resources Committee intended that total compensation for executive officers be at or above the median for similar positions at financial institutions comparable to Webster.

                  Base Salary. The Personnel Resources Committee reviews executive base salaries annually in January. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All of the named executive officers serve pursuant to employment agreements which provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 1997 salary for each executive officer, the Personnel Resources Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based primarily on levels of earnings, nonperforming assets and capital) and compensation paid to persons having similar duties and responsibilities at financial institutions comparable to Webster. Base salaries for executive officers increased in 1997 primarily due to the record operating earnings for 1996 and the increased size and complexity of the institution. The

Committee also considered the successful acquisition and integration or twenty Shawmut branches and related assets and liabilities and the signing of a definitive agreement to acquire DS Bancor.

                  The Economic Value Added Incentive Plan. In 1997, Webster adopted an Economic Value Added ("EVA"(R) 1) Incentive Plan ("EVA Incentive Plan"), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to an increase in Webster's economic value. The EVA Incentive Plan was developed based upon the recommendations and advice of Webster's consultant, Stern Stewart & Co., a nationally recognized financial advisory firm. In general, EVA is the net operating profit of Webster after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of Webster's capital, and is determined on the basis of a formula that takes into account the risk and cost of providing such capital. Management is of the view that EVA is the financial performance measure most closely correlated with shareholder value.

                  The EVA Incentive Plan for Webster comprises the Chief Executive Officer and other senior officers approved for participation by the Personnel Resources Committee. The Personnel Resources Committee makes recommendations to the Board of Directors for awards under the Plan.

                  The 1997 EVA Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of EVA performance of the Corporation versus a previously agreed to target. The target bonuses are set relative to executive officers' responsibilities with such bonuses not to exceed 45% to 60% of the recipient's base salary. To the extent that the EVA improvement target is exceeded, additional bonuses can be earned through the application of a bonus multiple which increases as EVA improvement increases. This bonus multiple is then applied to the target bonus set in January each year, and results in a "declared bonus" award. The declared bonus award is placed into an individual's "bonus bank" from which that year's target bonus and 1/3 of the remaining bonus bank balance are paid each year. Awards to the executive officers for 1997 performance were based entirely on corporate EVA improvement which substantially exceeded the EVA improvement target.

                  Certain executive officers also received an additional bonus in recognition of Webster's 1996 operating results. In awarding the additional bonus, which was intended to assist in the retention of Webster Common Stock, the Personnel Resources Committee took into account the tax benefits to Webster and the anticipated tax liability of the executive officers resulting from the vesting in 1997 of grants of restricted stock made in 1992 and 1994.

                  Long-Term Incentive Compensation. Webster uses stock options and performance unit awards and, from time to time, restricted stock awards to provide long-term incentive compensation. The Personnel Resources Committee makes recommendations to the Stock Option Committee for awards under the 1992 Stock Option Plan and the Performance Incentive Plan. Long-term compensation, which emphasizes long-term results, is targeted at 75% to 100% of the recipient's base salary depending upon the executive officer's responsibilities.

                  The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1992 Stock Option Plan. Stock options with vesting restrictions are normally granted each year as a component of

-------------------

1    EVA(R) is a registered trademark of Stern Stewart & Co.

long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. During 1997, 47,300 stock options were granted to Webster's executive officers.

                  The purpose of Webster's restricted stock awards is to attract and retain executive officers whose actions will impact Webster's long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards under Webster's restricted stock plan have vesting requirements. Fifty percent of the restricted stock vests after three years, and the remainder after five years. The restricted stock awards are generally considered part of the officer's targeted long-term compensation during the vesting period. In addition to providing a direct relationship between shareholder value and the value of the benefit to the officer, restricted stock is a powerful retention device as the shares are not conveyed to the executive until vesting restrictions have been satisfied. No shares of restricted stock have been granted pursuant to Webster's restricted stock plan since 1994.

                  The purpose of the Performance Incentive Plan is to further the growth and profitability of Webster by providing long-term incentives that are dependent on achieving a specified return on average equity over a three-year period. Executive officers are granted awards of performance units for a performance period of three consecutive fiscal years. During that performance period, a specified return on average equity must be attained in order to trigger a payout to the executive officers. No performance units were granted to executive officers in 1997. The material terms of the Performance Incentive Plan were approved by shareholders at the 1996 annual meeting.

                  Other. In addition to the compensation paid to executive officers as described above, executive officers received certain benefits pursuant to the 401(k) Plan, ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Service caps on qualified plans.

                  CEO  Compensation.   The  Personnel  Resources  Committee,  in
determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer's 1997 base salary was increased by 21.8% to $475,000 based on the Corporation's increase in size and complexity of operations, its 1996 financial results and its progress in meeting strategic objectives. Base salary for the Chief Executive Officer was deemed to be at the median for financial institutions comparable to Webster. For 1997, the Personnel Resources Committee intended that total compensation for the Chief Executive Officer be above the median for financial institutions comparable to Webster. The Chief Executive Officer's bonus was determined under the EVA Incentive Plan in accordance with the 1997 EVA incentive formula. For 1997 performance, under the EVA bonus formula, the Chief Executive Officer's bonus payout was $346,700, with a bonus bank balance to be taken into account under the EVA formula in computing future EVA bonus awards. The Chief Executive
Officer also received an additional bonus of $293,039 in recognition of Webster's 1996 operating results. In awarding the additional bonus, which was intended to assist in the retention of Webster Common Stock, the Personnel Resources Committee took into account the tax benefits to Webster and the anticipated tax liability of the Chief Executive Officer resulting from the vesting in 1997 of grants of restricted stock made in 1992. Regarding long-term incentive compensation during 1997, stock options were granted to the Chief Executive Officer in accordance with Webster's 1992 Stock Option Plan.

                  Internal  Revenue Code Section  162(m).  In 1993, the Code was
amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.


BOARD OF DIRECTORS             STOCK OPTION COMMITTEE         PERSONNEL RESOURCES COMMITTEE
------------------             ----------------------         -----------------------------

Achille A. Apicella            Achille A. Apicella            Joel S. Becker
Joel S. Becker                 Joel S. Becker                  (Chairman)
O. Joseph Bizzozero, Jr         (Chairman)                    O. Joseph Bizzozero, Jr.
John J. Crawford               O. Joseph Bizzozero, Jr.       Robert A. Finkenzeller
Harry P. DiAdamo, Jr.          John J. Crawford               Sister Marguerite Waite
Robert A. Finkenzeller         Harry P. DiAdamo, Jr.
Walter R. Griffin              Robert A. Finkenzeller
J. Gregory Hickey              J. Gregory Hickey
C. Michael Jacobi              C. Michael Jacobi
James C. Smith                 Sister Marguerite Waite
 (Chairman)
Sister Marguerite Waite

Compensation Committee Interlocks and Insider Participation

                  Walter R. Griffin is a principal of the law firm of Griffin, Griffin & O'Brien, P.C., which serves as general counsel for Webster and Webster Bank. As general counsel, the firm of Griffin, Griffin & O'Brien, P.C. received $207,381 for general legal services rendered to Webster and its subsidiaries for 1997. The firm also represents Webster Bank in certain loan closings and related transactions. In 1997, $73,100 in fees were paid to the firm by borrowers (or other related parties) in connection with such loan closing services.

                  From time to time Webster Bank makes loans to its directors and executive officers for the financing of their homes, as well as home improvement and consumer loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features. At February 28, 1998, loans to directors, executive officers and members of their immediate families and affiliates totaled $1,014,867.

                         COMPARATIVE COMPANY PERFORMANCE

                  The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1992 and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index") and the SNL All Bank and Thrift Index.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
            WEBSTER, S&P 500 INDEX AND SNL ALL BANK AND THRIFT INDEX






                             [GRAPHIC APPEARS HERE]






                                                                   PERIOD    ENDING
                                           --------------------------------------------------------------------------
INDEX                                       12/31/92     12/31/93     12/31/94    12/31/95    12/31/96    12/31/97
---------------------------------------------------------------------------------------------------------------------
WEBSTER FINANCIAL CORPORATION                  100.00       135.88        112.58      184.40      235.00      432.91
S&P 500                                        100.00       110.08        111.53      153.44      188.52      251.44
SNL ALL BANK & THRIFT INDEX                    100.00       110.97        108.52      168.94      234.17      359.47


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the 1934 Act requires Webster's directors and officers, and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to Webster's officers, directors, and more than 10% owners were complied with on a timely basis.

                            STOCK OWNED BY MANAGEMENT

                  The following table sets forth information as of March 4, 1998 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

                                                     NUMBER OF SHARES                    PERCENT OF
         NAME AND POSITION(S)                          AND NATURE OF                    COMMON STOCK
            WITH WEBSTER                          BENEFICIAL OWNERSHIP (a)              OUTSTANDING
            ------------                          ------------------------              ------------
Achille A. Apicella
 Director..................................              13,340                              *

Joel S. Becker
 Director..................................               9,800                              *

O. Joseph Bizzozero, Jr.
 Director..................................               7,643                              *

John V. Brennan
 Executive Vice President, Chief
 Financial Officer and Treasurer...........              65,618                              *

William T. Bromage
 Executive Vice President --
 Business Banking..........................                 510                              *

John J. Crawford
 Director..................................               4,234                              *

Harry P. DiAdamo, Jr.
 Director..................................              80,042                              *

Robert A. Finkenzeller
 Director..................................               5,869                              *

Walter R. Griffin
 Director..................................              28,161                              *

J. Gregory Hickey
 Director..................................               8,913                              *

C. Michael Jacobi
 Director..................................               6,077                              *

Peter K. Mulligan
 Executive Vice President --
 Consumer and Small Business Banking.......              18,347                              *

James C. Smith
 Chairman, President and
 Chief Executive Officer...................             271,427                              1.97%

Ross M. Strickland
 Executive Vice President --
 Mortgage Banking..........................              55,656                              *

Sister Marguerite Waite, C.S.J.
 Director..................................               6,865                              *

All directors and executive
 officers as a group (15 persons)..........             582,502                              4.19%

-------------------

(a) In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from March 4, 1998. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

     The table includes shares owned by spouses or other immediate family members over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 1,008 shares; Dr. Bizzozero, 572 shares; Mr. DiAdamo, 505 shares; Mr. Griffin, 9,966 shares; Mr. Hickey, 503 shares; Mr. Smith, 34,761 shares; Sister Waite, 110 shares; and all directors and executive officers as a group, 47,425 shares. The table also includes the following: 237,962 shares subject to outstanding options which are exercisable within 60 days from March 4, 1998: 38,350 shares held in the 401(k) Plan by the officers; 12,490 shares of restricted stock; and 20,062 shares held in the ESOP that have been allocated to the accounts of officers. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

     Outstanding options reflected in the table were held as follows: Mr. Apicella, 5,661 shares; Mr. Becker, 2,200 shares; Dr. Bizzozero, 3,100 shares; Mr. Brennan, 30,732 shares; Mr. Crawford, 2,667 shares; Mr. Finkenzeller, 3,100 shares; Mr. Griffin, 3,100 shares; Mr. Hickey, 5,300 shares; Mr. Jacobi, 5,300 shares; Mr. Mulligan, 11,482 shares; Mr. Smith, 125,018 shares; Mr. Strickland, 33,902 shares; and Sister Marguerite Waite, 6,400 shares.

* Less than 1% of Common Stock outstanding.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

                  The following table sets forth information at March 4, 1998 with respect to ownership of Webster Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Webster Common Stock. The information set forth below is based on the most recent
Schedule 13D or 13G filed on behalf of such person with the SEC.

                                                          NUMBER OF SHARES                PERCENT OF
        NAME AND ADDRESS                                    AND NATURE OF               COMMON STOCK
       OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP             OUTSTANDING
       -------------------                              --------------------             -----------

Neuberger & Berman, LLC.....................                  980,800 (a)                       7.17%

-------------------

(a) Neuberger & Berman, LLC reports that it has sole voting power over 470,000 shares, shared voting power over 510,800 shares and shared dispositive power over 980,800 shares. Neuberger & Berman, LLC and Neuberger & Berman Management Incorporated serve as sub-advisor and investment manager, respectively, of Neuberger & Berman's various mutual funds. No other Neuberger & Berman, LLC advisory client has an interest of more than 5% of Webster.

                  PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN
                                  (PROPOSAL 2)

                  The Webster Financial Corporation 1992 Stock Option Plan was established by the Board of Directors of the Corporation in 1992, approved by the shareholders of the Corporation at the 1992 annual meeting, and was amended by the shareholders of the Corporation in 1994 and 1996. As of March 4, 1998, there were approximately 1,166 full-time employees of the Corporation and its subsidiaries, 10 non-employee directors of the Corporation and 2 non-employee directors of Webster's banking subsidiary (not also serving as directors of the Corporation) who were eligible to participate in the 1992 Stock Option Plan.

                  The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting: (i) to increase the number of shares of Common Stock reserved for issuance under the 1992 Stock Option Plan by 700,000 shares, from 780,500 to 1,480,500 shares; (ii) to increase the number of shares available for grants to any single employee during any calendar year from 50,000 to 250,000; and (iii) to extend the term of the 1992 Stock Option Plan from March 23, 2002 to February 23, 2008. The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See "Description of the Plan."

                  The Board of Directors of the Corporation believes that stock options are important to attract and to encourage the continued service of directors, officers and other key employees by facilitating their purchase of a stock interest in the Corporation. The number of individuals eligible to receive grants under the 1992 Stock Option Plan has increased significantly as a result of acquisitions made by the Corporation. As of March 4, 1998, 147,495 shares remain for future option grants under the 1992 Stock Option Plan. Approval of the proposed amendment will increase the number of shares available for issuance under the 1992 Stock Option Plan by 700,000 shares.

                  The Board of Directors has concluded that it is advisable that the Corporation and its shareholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees. This objective is served by amending the 1992 Stock Option Plan to increase the number of available shares and to extend the term of the 1992 Stock Option Plan. The Board has also concluded that the Corporation needs added flexibility to make larger grants to one or more employees during a single calendar year and is therefore proposing to increase the existing 50,000 share limit to 250,000 shares. As the Corporation progresses, officers and key employees are continually being retained in or moving into positions where, in the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of shareholders.

                  The amendment to the 1992 Stock Option Plan is subject to shareholder approval at the Annual Meeting. By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to continue to comply with the plan requirements pertaining to options qualifying as "incentive stock options" for federal income tax purposes and to the deduction for such purposes of the full amount to which the Corporation is entitled with respect to options granted under the Plan (see "Federal Income Tax Consequences of the 1992 Stock Option Plan" below).

DESCRIPTION OF THE PLAN

                  The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code and the regulations promulgated thereunder to full-time employees as well as the grant of nonqualifying options to directors and employees of the Corporation and its subsidiaries.

                  The 1992 Stock Option Plan is administered by the Personnel Resources Committee, which consists of at least three outside directors appointed by the Board of Directors. The Personnel Resources Committee makes recommendations to the Stock Option Committee concerning the granting of options. The Stock Option Committee makes all final determinations concerning the employees of the Corporation and its subsidiaries to whom incentive and nonqualifying options will be granted. Under the 1992 Stock Option Plan, a nonqualifying option for 2,000 shares will be granted to each non-employee director upon election or reelection to Webster's Board of Directors, except that, if a non-employee director is elected to the Board for less than a three-year term, the director will be entitled to receive an option for 2,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. Upon their reelection, the two non-employee director-nominees at the Annual Meeting will each receive an option for 2,000 shares.

                  The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. Under the proposed amendment, the limitation on the number of shares that may be subject to options granted to any employee under the 1992 Stock Option Plan in any calendar year will be increased from 50,000 to 250,000 shares. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted after the expiration of the term of the 1992 Stock Option Plan (which would be extended to February 23, 2008 under the proposed amendment). Options are non-transferable other than by reason of the death of the optionee.

                  Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

                  If an employee's employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within one year after such death or disability unless a different date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If the employee's employment terminates for any reason other than death or disability, options held by such optionee terminate three months after the date of such termination unless a different date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). An option granted to a non-employee director will not terminate until the expiration of the ten year term of the option regardless of whether the non-employee director continues to serve as a director.

                  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

                  Upon any dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, the 1992 Stock Option Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options will be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

                  The Board of Directors may amend the 1992 Stock Option Plan with respect to shares of the Common Stock as to which options have not been granted. However, the Corporation's shareholders must approve any amendment that would (i) materially change the requirements as to eligibility to receive options; (ii) increase the maximum number of shares in the aggregate for which options may be granted (except for adjustments upon changes in capitalization);
(iii) change the minimum option price; (iv) increase the maximum period during which options may be exercised; (iv) extend the term of this Plan, or (vi) materially increase the benefits accruing to eligible individuals under this Plan.

                  The Board of Directors at any time may terminate or suspend the 1992 Stock Option Plan. Unless previously terminated, this Plan will terminate automatically at the end of its term (which would be extended to February 23, 2008 under the proposed amendment). No termination, suspension or amendment of this Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

PLAN BENEFITS

                  As of March 4, 1998, options to purchase 633,005 shares of Common Stock (250,039 of which were incentive stock options and 382,966 of which were nonqualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The table below provides certain information regarding stock options granted to date under the 1992 Stock Option Plan to the Chief Executive Officer and each of the other four most highly compensated officers of the Corporation serving at December 31, 1997, to each nominee as a director, to all executive officers of the Corporation as a group, to all non-employee directors of the Corporation as a group and to all employees of the Corporation and its subsidiaries as a group (including officers who are not executive officers).

                                                   PLAN BENEFITS

                                                                            1992 STOCK OPTION PLAN
                                                         ------------------------------------------------------------
                 NAME AND POSITION                            EXERCISE PRICE                 NUMBER OF OPTIONS
----------------------------------------------------     --------------------------    ------------------------------
James C. Smith
   Chairman, President, Chief Executive                         $17.6182                       11,000 (a)
   Officer and Director (and Director                            20.7500                       16,350 (a)
   Nominee)                                                      18.5000                       33,650 (a)
                                                                 19.8750                       34,400 (a)
                                                                 28.1250                        3,500 (b)
                                                                 28.1250                       12,100 (a)
                                                                 28.0000                        2,300 (c)
                                                                 38.1875                          932 (d)
                                                                 38.1875                       17,518 (a)
                                                                 63.5000                       22,000 (e)

Joel S. Becker
   Director (and Director Nominee)                              $24.6250                        1,100 (a)

John V. Brennan
   Executive Vice President, Chief Financial                    $17.6182                        4,620 (a)
   Officer and Treasurer                                         20.7500                        5,000 (a)
                                                                 18.5000                        5,500 (a)
                                                                 28.1250                        3,000 (b)
                                                                 28.1250                        3,000 (a)
                                                                 38.1875                        3,482 (a)
                                                                 38.1875                        2,618 (d)
                                                                 63.5000                        7,300 (e)

William T. Bromage
   Executive Vice President                                     $35.5000                        7,500 (f)
   -- Business Banking                                           38.1875                        5,000 (g)
                                                                 63.5000                        6,000 (e)

Harry P. DiAdamo, Jr.                                                 --                              --
   Director (and Director Nominee)

Peter K. Mulligan
   Executive Vice President                                     $22.5000                        2,500 (h)
   -- Consumer and Small Business Banking                        22.5000                        2,500 (a)
                                                                 28.1250                        3,000 (b)
                                                                 28.1250                        3,000 (a)
                                                                 38.1875                        3,482 (a)
                                                                 38.1875                        2,618 (d)
                                                                 63.5000                        6,000 (f)

Ross M. Strickland
   Executive Vice President                                     $17.6182                        4,620 (a)
   --Mortgage Banking                                            20.7500                        5,000 (a)
                                                                 19.8750                        5,500 (a)
                                                                 28.1250                        1,600 (b)
                                                                 28.1250                        4,400 (a)
                                                                 38.1870                        3,382 (a)
                                                                 38.1875                        2,618 (d)
                                                                 63.5000                        6,000 (e)

                                                                           1992 STOCK OPTION PLAN
                                                         ------------------------------------------------------------
                 NAME AND POSITION                            EXERCISE PRICE                 NUMBER OF OPTIONS
----------------------------------------------------     --------------------------    ------------------------------
Executive Officer Group comprised of the five
executive officers named above
(5 persons)                                                     $31.9512 (i)                   262,990

Non-employee Director Group (10 persons)                        $26.8117 (j)                    26,767

Non-executive Officer Employee Group                            $36.4923 (k)                   250,233
(45 persons)

------------------------

(a)  Option currently exercisable in full.

(b)  Option will become exercisable in full on December 19, 1998.

(c)  Option will become exercisable in full on January 22, 1999.

(d)  Option will become exercisable in full on December 23, 1999.

(e)  Option will become exercisable in full on December 15, 2000.

(f)  Option will become exercisable in full on October 21, 1998.

(g)  Option will become exercisable in full on December 23, 1998.

(h)  Option will become exercisable in full on April 17, 1998.

(i)  Weighted average exercise price of options granted to executive officers.

(j)  Weighted   average  exercise  price  of  options  granted  to  non-employee directors.

(k) Weighted average exercise price of options granted to non-executive officer employees.

                  Based on the closing sales price of Webster's Common Stock on March 4, 1998 of $63.75, the aggregate market value of the shares underlying the options to purchase 659,007 shares outstanding as of such date under the 1992 Stock Option Plan is $42,011,696.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 STOCK OPTION PLAN

                  The grant of an option is not a taxable event for the optionee or the Corporation. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

                  For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

                  If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price. However if the optionee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control.

                  If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the optionee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

                  Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

                  If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

REQUIRED VOTE

                  The approval by an affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the 1992 Stock Option Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL.

                        APPROVAL OF MATERIAL TERMS OF THE
                  QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN
                                  (PROPOSAL 3)

                  The Qualified Performance-Based Compensation Plan (the "Plan") was adopted effective January 1, 1998, subject to shareholder approval. The Plan is designed to further the growth and profitability of Webster by providing selected key employees with the opportunity to earn additional cash compensation based on business results, thereby enabling Webster to motivate key employees to achieve high profitability for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation.

                  Under Section 162(m) of the Code and the regulations promulgated thereunder, a federal income tax business expense deduction is generally not allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its Chief Executive Officer and to the four other most highly compensated officers (the "covered employees"). Under those provisions, however, there is an exemption to permit the deduction of "qualified performance-based compensation." To qualify for such exemption, (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exemption; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by shareholders of the corporation before payment is made; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

                  The Board of Directors believes that where Webster can seek to accomplish its compensation objectives in a manner that maximizes the deductibility of compensation for federal income tax purposes, the Corporation should seek to do so. Accordingly, the Board of Directors seeks shareholder approval of the material terms of the Plan so that any awards under the Plan will be deemed to be "qualified performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. No payment of any compensation will be made under the Plan unless the Plan has been approved within one year of its adoption by Webster's shareholders, in a separate vote by a majority of the votes cast in person, or by proxy, and entitled to vote on the issue at a duly held meeting of the shareholders.

DESCRIPTION OF THE MATERIAL TERMS OF THE PLAN

                  The following summary of the material terms of the Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Undefined capitalized terms are defined in Exhibit A.

                  The Plan is administered by a committee of not less than three directors appointed by the Board of Directors, each of whom is an "outside director" within the meaning of the regulations implementing Section 162(m) of the Code (the "Committee"). The Board has appointed the Stock Option Committee to serve as the Committee under the Plan. The Committee has full authority to make, interpret and approve all rules for the administration of the Plan. The performance goal under the Plan is the attainment of positive Income Before Taxes (defined as Webster's net income for a fiscal year or one or more fiscal quarters, before provision for taxes on income, merger and acquisition expenses and awards under the Plan, as determined by Webster's independent accountants). A participant's Performance Bonus under the Plan will be a specified percentage (not more than 2%) of Income Before Taxes. The Committee selects participants and establishes the specific Performance Bonus percentages. The Committee retains negative discretion to reduce the amount of any Performance Bonus payable under the Plan, including a reduction to zero. The reduction in the Performance Bonus payable to one participant will not have the effect of increasing the amount that is payable to any other participant. The Committee can condition the payment of a Performance Bonus under the Plan upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate in its sole discretion. In practice, it is anticipated that the Committee will consider economic value added, as determined for purposes of Webster's EVA Incentive Plan in exercising its discretion under the Plan. See "Management -- Personnel Resources Committee Report on Executive Compensation -- The Economic Value Added Incentive Plan." Before any payment can be made under the Plan, the Committee must certify in writing that the performance goal of positive Income Before Taxes was in fact satisfied. Participants in the Plan will not be eligible to receive awards under the EVA Incentive Plan in addition to amounts payable under the Plan. Webster does not currently anticipate making further awards under the Corporation's Performance Incentive Plan, the material terms of which were approved by shareholders at the 1996 annual meeting.

                  The Chief Executive Officer of Webster is a participant in the Plan. During the first 90 days of each fiscal year, the Committee selects as participants any other individuals that the Committee determines, in its discretion, are or may be "covered employees" of Webster for purposes of the limitation on the deduction of compensation imposed under Section 162(m) of the Code.

                  The Committee also establishes the Performance Bonus percentage for each participant within 90 days of the beginning of a fiscal year. However, if an individual becomes eligible to be a participant after the end of such 90-day period, the Committee may designate such individual as a participant and may award a Performance Bonus to such individual, provided that the performance goal in such case will be the attainment of positive Income Before Taxes for fiscal quarters after the quarter in which such individual became a Plan participant.

                  Performance Bonuses are payable in cash at such times and on such terms as determined by the Committee in its sole discretion (or if no such determination is made, in a cash lump sum as soon as reasonably practicable after the end of the fiscal year).

                  Webster has no obligation to reserve or otherwise fund in advance any amounts that are or may become payable under the Plan. The funds for payments under the Plan may be commingled with other funds of the Corporation and need not in any way be segregated from other assets or funds held by Webster. Moreover, the Board may at any time suspend, modify, or amend the Plan in whole or in part. However, no amendment to materially increase benefits, materially modify the requirements as to eligibility or to change the material terms of the performance goal under the Plan will be effective unless such change is disclosed to and approved by the shareholders of Webster. The Plan will terminate on the date of the first shareholders meeting of Webster that occurs in 2003, unless shareholders re-approve the Plan before that date.

REQUIRED VOTE

                  The approval by an affirmative vote of the holders of a majority of the votes cast in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the material terms of the Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

                  The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to continue as independent auditors for Webster for the year ending December 31, 1998, subject to ratification of such appointment by the shareholders. KPMG Peat Marwick LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 1997, and has similarly performed audits for Webster for the years ended December 31, 1986 through 1997. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 1998. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

                   Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of at least a majority of the votes cast is required to ratify the appointment of KPMG Peat Marwick LLP as Webster's independent auditors for the year ending December 31, 1998.

                  Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS WEBSTER'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

                  Any shareholder proposal intended for inclusion in Webster's proxy statement and form of proxy relating to Webster's 1999 Annual Meeting of shareholders must be received by Webster's Secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 19, 1998, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                  OTHER MATTERS

                  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                            By Order of the Board of Directors


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

Waterbury, Connecticut
March 19, 1998

                                                                       EXHIBIT A
                                                                       ---------

                          WEBSTER FINANCIAL CORPORATION
                  QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN

         1.       ADOPTION AND PURPOSE.
                  --------------------

                  1.1 Webster Financial Corporation ("Webster") hereby adopts this Qualified Performance-Based Compensation Plan (the "Plan"), effective as of January 1, 1998.

                  1.2 The purposes of the Plan are to enhance Webster's ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of Webster and its subsidiaries.

                  1.3 Remuneration payable under the Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Section 1.162-27 of the Treasury Regulations thereunder (the "Regulations") and the Plan shall be construed consistently with such purpose. The performance goal under which compensation will be paid under the Plan shall be based on the attainment of positive Income Before Taxes, as defined below.

         2.       DEFINITIONS.
                  -----------

         For purposes of interpreting the Plan and related documents, the following definitions shall apply:

                  2.1      "Board" means the Board of Directors of Webster.

                  2.2 "Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent internal revenue law.

                  2.3 "Committee" means a committee appointed by the Board to administer the Plan and comprised of not less than three directors of Webster, each of whom shall qualify in all respects as an "outside director" for purposes of Code ss. 162(m) and ss. 1.162-27(e)(3) of the Regulations.

                  2.4      "Effective Date" means January 1, 1998.

                  2.5 "Eligible Executive" means the chief executive officer of Webster and each other individual that the Committee determines, in its discretion, is or may be a "covered employee" of Webster within the meaning of Code ss. 162(m) and ss. 1.162-27(c)(2) of the Regulations.

                  2.6 "Expiration Date" means the date of the first shareholders meeting of Webster that occurs in the fifth calendar year following the calendar year in which the shareholders of Webster approved the Plan (or, in the event shareholders shall have approved the Plan on more than one occasion, the year in which the most recent such shareholder approval occurred).

                  2.7 "Fiscal Year" means each fiscal year of Webster commencing on or after the Effective Date and before the Expiration Date.

                  2.8 "Income Before Taxes" means Webster's net income for a Fiscal Year or one or more fiscal quarters, before (i) provision for taxes on income, (ii) merger and acquisition expenses and (iii) awards under the Plan, as determined and reported to the Committee by Webster's independent accountants.

                  2.9 "Performance Bonus" means an annual bonus opportunity amount determined by the Committee and stated as a specified percentage (not in excess of 2%) of Income Before Taxes.

                  2.10 "Regulations" means the Treasury Regulations promulgated under the Code, as amended from time to time.

                  2.11 "Webster" means Webster Financial Corporation, a Delaware corporation.

         3.       ADMINISTRATION OF THE PLAN.
                  --------------------------

         The Plan shall be administered by the Committee. The Committee shall have the authority to establish and administer the performance goal and to certify the attainment of the performance goal as described in Section 6 below. The Committee shall have the full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to make awards under the Plan and to exercise negative discretion pursuant to Section 5 below. The Committee may take action at a meeting or by written consent in accordance with the By Laws of Webster. The performance goal may be ratified by the Board.

         4.       ELIGIBILITY.
                  -----------

         Eligibility   under  this  Plan  is  limited  to  Eligible   Executives
designated by the Committee, in its discretion.

         5.       AWARDS.
                  ------

         Not later than 90th day of each Fiscal Year, the Committee, in its sole discretion, shall designate one or more Eligible Executives to be participants in the Plan and shall specify the performance goal, which shall be based on the attainment of positive Income Before Taxes, and the other terms and conditions for the determination and payment of a Performance Bonus to each such Eligible Executive for such Fiscal Year. The Performance Bonus payable to an Eligible Executive with respect to any Fiscal Year shall not exceed 2% of Income Before Taxes for such year. The Committee may condition the payment of a Performance Bonus upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole discretion, including, without limitation, economic value added as determined pursuant to Webster's EVA Incentive Compensation Plan, and the Committee shall retain the discretion to reduce the amount of any Performance Bonus that would otherwise be payable to an Eligible Executive (including, without limitation, a reduction in such amount to zero). The Committee's exercise of such discretion with respect to an Eligible Executive shall not have the effect of increasing the Performance Bonus that is payable to any other Eligible Executive. If an individual becomes an Eligible Executive after the end of such 90-day period, the Committee may award a Performance Bonus to such Eligible Executive for the Fiscal Year on such terms and conditions as the Committee shall determine, provided that the performance goal with respect to such Performance Bonus shall be based on attainment of positive Income Before Taxes for fiscal quarters after the quarter in which such individual became an Eligible Executive.

         6.       COMMITTEE CERTIFICATION.
                  -----------------------

         As soon as reasonably practicable after the end of each Fiscal Year, Webster's independent accountants shall determine and report to the Committee the amount of the Income Before Taxes for such Fiscal Year and the Committee shall determine the extent to which the performance goal has been attained with respect to each Performance Bonus for such Fiscal Year. The Committee shall certify in writing the attainment of the performance goal and the amount of each Performance Bonus for such Fiscal Year.

         7.       PAYMENT OF PERFORMANCE BONUSES.
                  ------------------------------

         Performance Bonuses shall be paid in cash at such times and on such terms as determined by the Committee in its sole discretion (or if no such determination is made, in a single sum as soon as reasonably practicable after the end of the Fiscal Year).

         8.       CONTINUATION OF SERVICE.
                  -----------------------

         Nothing in the Plan shall confer upon any person any right to continue to serve as an officer or employee of Webster or of any subsidiary or affiliate of Webster.

         9.       WITHHOLDING.
                  -----------

         Webster shall have the right to withhold, or require an Eligible Executive to remit to Webster, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Performance Bonus.

         10.      NONTRANSFERABILITY; UNFUNDED PLAN.
                  ---------------------------------

         The rights and benefits under this Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, or other disposition. In the event of an Eligible Executive's death, any payment to which the Eligible Executive may be entitled under the Plan shall be made to his or her beneficiary last designated in a written notice delivered to the Committee or in the absence of such designation, to the Eligible Executive's estate. Webster shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under this Plan. Any funds that Webster, acting in its sole discretion, determines to reserve for future payments under this Plan may be commingled with other funds of Webster and need not in any way be segregated from other assets or funds held by Webster. An Eligible Executive's rights to payment under the Plan shall be limited to those of a general creditor of Webster.

         11.      ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION
                  -----------------------------------------------
                  OF THE PLAN.
                  -----------

                  11.1 The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year thereafter by a majority of the votes cast at a duly held meeting of the shareholders of the company, provided, however, that upon approval of the Plan by the shareholders of Webster, all Performance Bonuses awarded under the Plan on or after the Effective Date shall be fully effective as if the shareholders had approved the Plan on the Effective Date.

                  11.2 Subject to the limitations of this Section 11.2, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

                           (a) To materially  increase the benefits  accruing to
any Eligible Executive under the Plan (for example, to increase the maximum percentage of Income Before Taxes that may be paid to an Eligible Executive pursuant to a Performance Bonus awarded under the Plan).

                           (b)  To  materially  modify  the  requirements  as to
eligibility for participation in the Plan.

                           (c) To change the material  terms of the  performance
goal under the Plan.

                  11.3 No Performance Bonus may be awarded during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Performance Bonus previously awarded under the Plan. This Plan shall terminate upon the payment or cancellation of all of the Performance Bonuses awarded hereunder before the Expiration Date, unless previously terminated by the Board pursuant to this
Section 11.

         12.      GOVERNING LAW.
                  -------------

         The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

                                    * * * * *

         This Plan was duly approved by the Board at a meeting held on the 23rd day of February, 1998 and by the shareholders of Webster at a meeting held on the _____ day of _________________, 1998.




                                                  ------------------------------
                                                  Secretary

                          WEBSTER FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints Walter R. Griffin and C. Michael Jacobi, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 23, 1998, at the Sheraton Four Points Hotel, 3580 East Main Street, Waterbury, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR AMENDMENT OF WEBSTER'S 1992 STOCK OPTION PLAN (PROPOSAL 2), FOR APPROVAL OF THE MATERIAL TERMS OF WEBSTER'S QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN (PROPOSAL 3), FOR THE RATIFICATION OF WEBSTER'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 4) AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Vice President, Investor Relations of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

         IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

|X|      Please mark your votes as in this example.

         1.   To elect three directors for three-year terms (Proposal 1).

                   FOR                            WITHHOLD AUTHORITY
               all nominees listed       to vote for all nominees listed below.

                     [  ]                                    [  ]

            NOMINEES:    Joel S. Becker
                         Harry P. DiAdamo, Jr.
                         James C. Smith

         WITHHOLD AUTHORITY to vote for the following nominees only: (write the name of the nominee(s) in the space below).

         2.   To amend Webster's 1992 Stock Option Plan (Proposal 2).

                           FOR                   AGAINST             ABSTAIN

                           [  ]                    [  ]                [  ]

         3.   To   approve   the   material   terms   of   Webster's   Qualified
              Performance-Based Compensation Plan (Proposal 3).

                           FOR                   AGAINST             ABSTAIN

                           [  ]                    [  ]                [  ]

         4. To ratify the appointment by the Board of Directors of the firm KPMG Peat Marwick LLP, as independent auditors of the Corporation for the fiscal year ending December 31, 1998 (Proposal 4).

                           FOR                   AGAINST             ABSTAIN

                           [  ]                    [  ]                [  ]

         5. The Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof, in accordance with the determination of a majority of the Corporation's Board of Directors.

--------------------------------------------------------  Date:
SIGNATURE(S) OF SHAREHOLDER OR AUTHORIZED REPRESENTATIVE       -----------------

NOTE: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.